Golden American Life Insurance Company                         ING GOLDENSELECT
PO Box 9271 Des Moines, IA 50306-9271                 DEFERRED VARIABLE ANNUITY
Phone: (800) 366-0066                                        CUSTOMER DATA FORM
Express Mail: ING Annuities 909 Locust Street Des Moines, IA 50309-2899


1 (A) OWNER
Name:________________________________ SSN# or Tax ID:__________________________
Permanent Address:___________________ City:_______ State:______ Zip:___________
Date of Birth:_________ Phone:_______ EMail Address:___________ Male__ Female__

1 (B) JOINT OWNER(S) Relationship to Owner:__________________________
Name:________________________________ SSN# or Tax ID:__________________________
Permanent Address:___________________ City:_______ State:______ Zip:___________
Date of Birth:_________ Phone:_______ EMail Address:___________ Male__ Female__

2 (A) ANNUITANT (If other than owner)
Name:________________________________ SSN# or Tax ID:__________________________
Permanent Address:___________________ City:_______ State:______ Zip:___________
Date of Birth:_________ Phone:_______ EMail Address:___________ Male__ Female__

2 (B) CONTINGENT ANNUITANT (Optional)
Name:________________________________ SSN# or Tax ID:__________________________
Permanent Address:___________________ City:_______ State:______ Zip:___________
Date of Birth:_________ Phone:_______ EMail Address:___________ Male__ Female__

3 BENEFICIARY(S)                                                     Percentage
Primary Name:_____________________ Relationship to Owner: ___________ %________
Primary Name:_____________________ Relationship to Owner: ___________ %________
Primary Name:_____________________ Relationship to Owner: ___________ %________
Contingent Name: _________________ Relationship to Owner: ___________ %________
Contingent Name: _________________ Relationship to Owner: ___________ %________

4 PRODUCT SELECTION
PRODUCT          DEATH BENEFIT OPTIONS1                 OPTIONAL RIDERS

                            Annual         Earnings
              MAX 7*        Ratchet1       Multiplier2,3   Withdrawal 5
                 7% SOLUTION*      Standard          Income4     Accumulation5
_Premium Plus _        _       _      _       _        _      _  _10 YR _ 20 YR
_ES II        _        _       _      _       _        _      _  _10 YR _ 20 YR
_Landmark     _        _       _      _       _        _      _  _10 YR _ 20 YR
_Access6      _        _       _      _       _        _      _  _10 YR _ 20 YR
_DVA          _        _       _      _       _        _      _  _10 YR _ 20 YR

*In WA, benefits are named MAX 5.5 and 5.5% Solution, respectively. 1 Joint Owners may select the Standard Death Benefit option only.
2 Earnings Multiplier not available for Joint Owners.
3 Not available in the state of WA
4 Not available in the states of MN, OR and WA
5 Not available in the states of OR and WA
6 Not available in the state of OR




GA-CDF-1109                   Page 1 of 4                  126030 02/05/2003

Accumulation5
INITIAL INVESTMENT & DOLLAR COST AVERAGING 5
A. INITIAL INVESTMENT The check must be made payable to Golden American Life Insurance Company
1) Initial Premium Paid: $______________(If the initial premium is either an exchange or transfer, please indicate approximate premium)
_ 7 YR _ 10 YR _ 5 YR _ 3 YR _ 6 Month DCA
2) Fill in percentages for your initial investment allocation(s) in Column A below.
B. DOLLAR-COST AVERAGING (DCA) OPTIONAL
1) Amount to be transferred monthly $________________ (Max: 1/12 of premium allocated to divisions below; 1/6 for 6-Month DCA)
2) Division or Allocation from which you are transferring: (Select one)
_ 1 YR Fixed2 _ Limited Maturity Bond Division _ 6-Month DCA2
_ Liquid Asset Division
3) Please indicate the divisions you wish to transfer to by filling in percentages or dollar amounts in Column B below.

PORTFOLIO MANAGER             ACCOUNT DIVISION                    A)INITIAL INVESTMENT B)DCA
AIM CAPITAL MGMT, INC.        AIM VI DENT DEMOGRAPHIC TRENDS1                  $___ ___%___%
AIM CAPITAL MGMT, INC.        STRATEGIC EQUITY                                 $___ ___%___%
ALLIANCE CAPITAL MGMT, L.P.   CAPITAL GROWTH                                   $___ ___%___%
BARING INTL INVESTMENT LTD    DEVELOPING WORLD                                 $___ ___%___%
BARING INTL INVESTMENT LTD    HARD ASSETS                                      $___ ___%___%
CAP GUARDIAN TRUST COMPANY    LARGE CAP VALUE                                  $___ ___%___%
CAP GUARDIAN TRUST COMPANY    MANAGED GLOBAL                                   $___ ___%___%
CAP GUARDIAN TRUST COMPANY    CAPITAL GUARDIAN SMALL CAP SERIES                $___ ___%___%
EAGLE ASSET MGMT, INC.        VALUE EQUITY                                     $___ ___%___%
FIDELITY MGMT & RESEARCH CO   DIVERSIFIED MID-CAP                              $___ ___%___%
FIDELITY MGMT & RESEARCH CO   FIDELITY VIP EQUITY-INCOME PORTFOLIO1            $___ ___%___%
FIDELITY MGMT & RESEARCH CO   FIDELITY VIP GROWTH PORTFOLIO1                   $___ ___%___%
GOLDMAN SACHS ASSET MGMT      INTERNET TOLLKEEPER                              $___ ___%___%
ING INVESTMENT MGMT, LLC      LIMITED MATURITY BOND                            $___ ___%___%
ING INVESTMENT MGMT, LLC      LIQUID ASSET                                     $___ ___%___%
ING INVESTMENTS, LLC.         INTERNATIONAL EQUITYSERIES                       $___ ___%___%
ING INVESTMENTS, LLC          ING VP BOND PORTFOLIO1                           $___ ___%___%
ING INVESTMENTS, LLC          ING VP GROWTH OPPORTUNITIES PORTFOLIO1           $___ ___%___%
ING INVESTMENTS, LLC          ING VP MAGNACAP PORTFOLIO1                       $___ ___%___%
ING INVESTMENTS, LLC          ING VP SMALLCAP OPPORTUNITIES1                   $___ ___%___%
ING INVESTMENTS, LLC          ING VP WORLDWIDE GROWTH PORTFOLIO1               $___ ___%___%
INVESCO FUNDS GROUP, INC.     INVESCO VIF FINANCIAL SERVICES                   $___ ___%___%
INVESCO FUNDS GROUP, INC.     INVESCO VIF HEALTH SCIENCES                      $___ ___%___%
INVESCO FUNDS GROUP, INC.     INVESCO VIF LEISURE FUND                         $___ ___%___%
INVESCO FUNDS GROUP, INC.     INVESCO VIF UTILITIES                            $___ ___%___%
JP MORGAN FLEMING ASSET(LON)  INTERNATIONAL ENHANCED SERIES1                   $___ ___%___%
JP MORGAN FLEMING ASSET(USA)  JP MORGAN FLEMING SMALL CAP EQUITY SERIES1       $___ ___%___%
JANUS CAPITAL MGMT LLC        GROWTH                                           $___ ___%___%
JANUS CAPITAL MGMT LLC        JANUS GROWTH AND INCOME SERIES                   $___ ___%___%
JANUS CAPITAL MGMT LLC        SPECIAL SITUATIONS                               $___ ___%___%
JENNISON ASSOCS LLC           EQUITY OPPORTUNITY                               $___ ___%___%
JENNISON ASSOCS LLC           JENNISON PORTFOLIO1                              $___ ___%___%
JENNISON ASSOCS LLC SP        JENNISON INTERNATIONAL GROWTH1                   $___ ___%___%
MERCURY ADVISORS              FOCUS VALUE SERIES1                              $___ ___%___%
MERCURY ADVISORS              FUNDAMENTAL GROWTH SERIES1                       $___ ___%___%
MFS INVESTMENT MGMT           MID-CAP GROWTH                                   $___ ___%___%
MFS INVESTMENT MGMT           RESEARCH                                         $___ ___%___%
MFS INVESTMENT MGMT           TOTAL RETURN                                     $___ ___%___%
PACIFIC INVESTMENT MGMT CO    CORE BOND                                        $___ ___%___%
PACIFIC INVESTMENT MGMT CO    PIMCO HIGH YIELD PORTFOLIO                       $___ ___%___%
PACIFIC INVESTMENT MGMT CO    PIMCO STOCKSPLUS GROWTH & INCOME                 $___ ___%___%
PIONEER INVESTMENT MGMT,INC.  PIONEER FUND VCT                                 $___ ___%___%
PIONEER INVESTMENT MGMT,INC.  PIONEER MID-CAP VALUE VCT                        $___ ___%___%
PROFUND ADVISORS LLC          PROFUND VP BULL                                  $___ ___%___%
PROFUND ADVISORS LLC          PROFUND VP SMALLCAP                              $___ ___%___%
PROFUND ADVISORS LLC          PROFUND VP EUROPE                                $___ ___%___%
SALOMON BROTHERS ASSET MGMT   ALL CAP                                          $___ ___%___%
SALOMON BROTHERS ASSET MGMT   INVESTORS                                        $___ ___%___%
T. ROWE PRICE ASSOCS, INC.    EQUITY INCOME                                    $___ ___%___%
T. ROWE PRICE ASSOCS, INC.    FULLY MANAGED                                    $___ ___%___%
VAN KAMPEN                    EQUITY GROWTH SERIES1                            $___ ___%___%
VAN KAMPEN                    GLOBAL FRANCHISE SERIES1                         $___ ___%___%
VAN KAMPEN                    REAL ESTATE                                      $___ ___%___%
VAN KAMPEN                    VAN KAMPEN GROWTH AND INCOME SERIES              $___ ___%___%
FIXED ALLOCATIONS 2: _ 1 YR _ 3 YR _ 5 YR _ 7 YR _ 10 YR                       $___ ___%NA %
_ 6 Month DCA                                                                  $___ ___%NA %
                                                                       TOTAL = $___ 100%100%

1 The Available Share Class is Subject to Distribution and/or Service
  (12b-1) Fees.
2 Some fixed allocations may not be available in all states, please see your prospectus and the appropriate prospectus supplement, if applicable, for details on the fixed allocations.



GA-CDF-1109                    Page 2 of 4                 126030 02/05/2003

6TELEPHONE REALLOCATION AUTHORIZATION(Owners initials to validate agent)_______


I authorize Golden American Life Insurance Company (GALIC) to act upon reallocation instructions, given by electronic means or voice command, from the agent that signs below and/or the following individuals:
_______________________________________ _______________________________________
Name                                    Social Security Number
_______________________________________ _______________________________________
Name                                    Social Security Number

upon furnishing the social security number or alternative identification. Neither GALIC nor any person authorized by GALIC will be responsible for any claim loss, liability, or expenses in connection with reallocation instructions received by electronic means or voice command from such person if GALIC or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. GALIC will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify GALIC in writing of a change in instructions.


7 ELECTRONIC DELIVERY AUTHORIZATION
_ Yes _ No
I consent to delivery of all advertising, reports, statements and disclosure materials pertaining to this product and policy in any one of the following electronic formats: disk, compact disk, e-mail, weblinks/hyperlinks in e-mails or internet website access.

8 TYPE OF CONTRACT

__1035 Exchange Non-Qualified: __Regular
__IRA Rollover __403(b) TSA Transfer _ SEP-IRA __Other Qualified:
__IRA Indicate contribution amount and appropriate tax year:___________________
__Roth IRA If transfer, provide original conversion/establishment date and amount__________________
__Simple IRA If transfer, provide original conversion/establishment date and amount__________________

9 STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
SPECIAL REMARKS
Arkansas, Colorado, Kentucky, Louisiana, New Mexico, Ohio, Oklahoma, Pennsylvania and Washington DC: Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
California: Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison.
California Assembly Bill 2107 Disclosure: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset, stock, bond, IRA, certificate of deposit, mutual fund, life insurance policy, annuity contract or other asset.
Florida: Any person who knowingly and with the intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false or misleading information, is guilty of a felony of the third degree. Maine, Tennessee: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits.
New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Virginia: A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

10 SPECIAL REMARKS






GA-CDF-1109                  Page 3 of 4                      126030 02/05/2003

11 REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage? _ Yes, (if yes, please continue below) _ No
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.
A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.
We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.
1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? Yes _ No _
2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?
Yes _ No _
If you answered Yes to either of the above questions, please complete and return with this form, a copy of any state replacement form(s), if applicable.

I do not want this notice read aloud to me, _________ (Owner/Applicants must initial only if they do not want the notice read aloud.)

12 SIGNATURES AND ACKNOWLEDGEMENTS Please read carefully and sign below
By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the variable annuity applied for. Only the owner and Golden American have the authority to modify this form. Variable Annuities and underlying Series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. Also, they are subject to market fluctuation, investment risk and possible loss of principal invested.
I understand that the variable annuity cash surrender values, when based on the investment experience of the Separate Account Division, may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.
I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.
My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

_______________________________________________________________________________
Signature of Owner                           Signed at (City, State)       Date
_______________________________________________________________________________
Signature of Joint Owner(if applicable)      Signed at (City, State)       Date
_______________________________________________________________________________
Signature of Annuitant (If other than owner) Signed at (City, State)       Date


13 FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? _Yes _ No
Commission Alternative (select one please verify with your broker/dealer that the option you select is available):
_ A _ B _ C _ D _ E
Clients Account Number:___________________________
Premium Plus Only: Producer Contract__ Employee Contract__

_______________________________________________________________________________
Agent Signature            Print Agent Name               Social Security #
_______________________________________________________________________________
Agent Phone                License # / Broker Code        Broker/Dealer/Branch


GA-CDF-1109                 Page 4 of 4                    126030 02/05/2003